Exhibit 10.1

March 28, 2006

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Re:	Stock Purchase Agreement

Ladies and Gentlemen:

Baker Brothers Investments, LLC (“BBI”) and its affiliated funds (each, an “Investor” and, collectively the “Investors”), hereby confirms its agreement with you as follows:

1. Agreement. This Stock Purchase Agreement (this “Agreement”) is made as of the date first written above among Seattle Genetics, Inc., a Delaware corporation (the “Company”), and the Investors.

2. Shares. The Company and the Investors agree that the Investors will purchase from the Company and the Company will issue and sell to the Investors the number of shares of common stock (the “Shares”) equal to (a) the Investors’ collective Pro Rata Percentage set forth on Exhibit A multiplied by (b) the aggregate number of shares of common stock of the Company sold to the underwriter(s) pursuant to the Underwriting Agreement (the “Underwritten Shares”) of even date herewith (such Underwriting Agreement, the “Underwriting Agreement,” and the product of (a) and (b), the “Pro Rata Shares”), such total Pro Rata Shares to equal 1,129,015 shares of common stock. BBI may allocate the total Pro Rata Shares to its affiliated funds as it deems appropriate by providing written notification to the Company at least forty-eight (48) hours prior to Closing (as defined below), upon which Exhibit A hereto will be amended to reflect such allocation. BBI hereby guarantees the obligation to purchase 1,129,015 shares of common stock from the Company by the Investors. Each Investor shall pay a purchase price per Share equal to the greater or (x) the volume weighted average price at which Underwritten Shares are sold by such underwriter(s) in one or more transactions through 4 p.m. Eastern time on Wednesday, March 29, 2006, and (y) the price at which the Underwritten Shares are sold to such underwriter(s) pursuant to the Underwriting Agreement. Such underwriter(s) shall provide the Company and the Investors with such reasonable information as requested to determine such volume weighted average price. The Company and the Investors shall agree on the final determination of such price no later than two (2) days after the date of this Agreement. If the Company and the Investors are unable to agree, any determination made in good faith by the Company shall be final.

3. Purchase and Sale.

(a) The completion of the purchase and sale of the Shares (the “Closing”) shall occur on the third business day after receipt of the Stockholder Approval (as defined in Section 4). The Closing shall be conditioned upon receipt of Stockholder Approval. The date of the Closing is referred to as the “Closing Date”. At the Closing, the Company shall deliver to each Investor, using customary book-entry procedures, the number of Shares set forth in Exhibit A, and each Investor shall deliver, or cause to be delivered, to the Company a Federal Funds wire transfer in the full amount of the purchase price for the Shares being purchased, such wire transfer to be made to the Company pursuant to instructions provided to each Investor prior to the Closing Date. On or before the Closing, the Company also shall deliver to the Investor and file with the Securities and Exchange Commission (the “Commission”) the Prospectus (as defined in Section 5 below) with respect to the Registration Statement (as defined below) reflecting the offering of the Shares in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder.

(b) The Closing shall occur at the offices of Heller Ehrman LLP, 701 Fifth Avenue, Suite 6100, Seattle, WA 98104-7098 (or such other place as may be agreed to by the Company and the Investors) at 8:00 a.m. Eastern time, on the Closing Date.

(c) The sole conditions to Closing, other than those set forth in Section 3(a), shall be:

(i) the Company’s delivery to the Investors of a certificate of the Chief Executive Officer of the Company that the Company has (A) complied in all material respects with all of its obligations hereunder and satisfied all the conditions on its part required to be performed or satisfied hereunder at or prior to the

Closing Date; and (B) the representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date);

(ii) the Company’s delivery of the Prospectus to the Investors, which may be made by physical or electronic delivery; and

(iii) each Investor’s delivery of a certificate of a duly authorized officer of such Investor that the representations and warranties of such Investor are true and correct as of the Closing Date.

4. Stockholder Meeting. The Company shall use commercially reasonable efforts to hold a meeting of its stockholders, which may be either a special or annual meeting, within seventy-five (75) days after the date hereof for the purpose of approving the transactions contemplated by this Agreement (the “Stockholders Meeting”). Such efforts will include, without limitation, the preparation, delivery and dissemination of a proxy statement or information statement relating to, among other things, the transactions contemplated by this Agreement (the “Proxy Statement”), prepared in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of the Company soliciting their vote in favor of the transactions contemplated hereby (the “Stockholder Approval”) and containing the Board’s recommendation that the stockholders approve the transactions contemplated by this Agreement. The Company shall deliver copies of the Proxy Statement to each Investor and such Investor’s counsel at least one business day prior to the dissemination of the Proxy Statement to the stockholders of the Company.

5. Company Representations and Warranties. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules”) adopted by the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. No. 333-120703), including a related prospectus dated November 23, 2004 (the “Base Prospectus”) relating to Common Stock that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof and all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company to you. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement by incorporation by reference or otherwise, including pursuant to Rule 430B of the Rules), as amended at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including pursuant to Rule 430B of the Rules. The term “Preliminary Prospectus” means the Base Prospectus and any preliminary prospectus supplement filed with the Commission pursuant to Rule 424 of the Rules, for use in connection with the offering of the Shares. The term “Prospectus” means the Base Prospectus and the final prospectus supplement (the “Prospectus Supplement”), filed pursuant to and within the time limits described in Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement following the Stockholder Approval. “Statutory Prospectus” as of any time means the Preliminary Prospectus, if any, relating to the Shares that is included in the Registration Statement immediately prior to the Closing, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B of the Rules Unless otherwise stated herein, any reference herein to the Registration Statement, the Statutory Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Exchange Act on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company hereby represents and warrants to, and covenants with, the Investors as follows:

(a) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of any Preliminary Prospectus, or any “free-writing prospectus,” as defined in Rule 405 of under the Rules (a “Free Writing Prospectus”), has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule

424(b). Any material required to be filed by the Company pursuant to Rule 433(d) of the Rules has been or will be made in the manner and within the time period required by such Rules.

(b) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder. None of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Investor expressly for use therein.

(c) The Company is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(d) Each Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Investors as described in the next subparagraph, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(e) If at any time following issuance of an Free Writing Prospectus there occurred or occurs an event or development as a result of which such Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Investors and has promptly amended or will promptly amend or supplement, at its own expense, such Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the Prospectus and any Free Writing Prospectus (collectively, the “General Disclosure Package”) present fairly the financial position of the Company as of the dates indicated and the results of its operations, stockholder’ equity and changes in their cash flows for the periods specified; said financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

(g) As of the date hereof, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company, from that set forth in the General Disclosure Package (including documents incorporated by reference after the date of this Agreement or of any amendments or supplements thereto after the date of this Agreement).

(h) As of the date hereof, the Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing or, where applicable, validly existing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified, in good standing or validly existing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company, (a “Material Adverse Effect”).

(i) As of the date hereof: (i) the Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect, (ii) the Company has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder and (iii) except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares. All of the descriptions in the General Disclosure Package of the legal and governmental procedures and requirements of the United States Food and Drug Administration (the “FDA”) or any foreign, state or local governmental body exercising comparable authority are accurate in all material respects.

(j) As of the date hereof and except as described in the General Disclosure Package: the Company owns, is licensed to use or otherwise possesses adequate rights to use the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, processes or procedures (collectively, the “Intangibles”), reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, be licensed to use or otherwise possess adequate rights to use such Intangibles would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has not received any notice of infringement of or conflict with, and the Company has no knowledge of any infringement of or conflict with, asserted rights of others with respect to its Intangibles which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the discoveries, inventions, products or processes of the Company referred to in the General Disclosure Package do not, to the knowledge of the Company, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party which patent application has been published or is otherwise known to the Company which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; except as set forth in the General Disclosure Package, the Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no third party, including any academic or governmental organization, possesses rights to the Intangibles which, if exercised, could reasonably be expected to have a Material Adverse Effect.

(k) As of the date hereof, the Company has good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects except such as are described or referred to in the General Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.

(l) Other than as set forth in the General Disclosure Package, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or to which the Company is or may be a party or to which any property of the Company is or may be the subject which, if determined adversely to the Company, could, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(m) There are no statutes, regulations or legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened that are required to be described in the

Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement, as the case may be, that are not described or filed as required.

(n) As of the date of this Agreement, the Company is not, and with the giving of notice or lapse of time or both would not be, in violation of or in default under its certificate of incorporation or by-laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, except for violations and defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

(o) This Agreement has been duly authorized, executed and delivered by the Company, subject to receipt of the Stockholder Approval.

(p) Subject to the Stockholder Approval, the issuance and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Prospectus will not conflict with, result in a breach of or violate any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the Prospectus, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or made under the Securities Act and as may be required under state securities or blue sky laws.

(q) Other than the Stockholder Approval, all necessary corporate action has been duly and validly taken by the Company and to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. Subject to receipt of the Stockholder Approval, this Agreement has been duly and validly authorized, executed and delivered by the Company and constitute and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(r) Prior to the Closing, the Shares will have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) National Market System. At the Closing the Shares shall be duly authorized, and, when issued and delivered to and paid for by the Investors in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or similar rights.

(s) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock on the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or quotation.

(t) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(u) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been or will be obtained or made and is in full force and effect.

(v) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w) The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof, will not be an “investment company” or an entity “controlled” by and “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

6. Investor Representations and Warranties. Each Investor hereby represents and warrants to, and covenants with, the Company as follows:

(a) The Investor represents and warrants to, and covenants with, the Company that (i) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (ii) the Investor agrees to promptly provide all information requested by the Company in connection with the preparation of the Prospectus Supplement and all such information shall be true and correct as of the date hereof, the date of the Prospectus Supplement and as of the Closing Date and (iii) the Investor, in connection with its decision to purchase the of Shares pursuant to this Agreement, relied only upon any or all of the following: the Registration Statement, the Prospectus, the Prospectus Supplement, the Statutory Prospectus, and the Company’s regular reports on Forms 10-K, 10-Q and 8-K as filed by the Company with the Commission provided to the Investor and the representations and warranties of the Company contained herein.

(b) The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

(c) The Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as certain indemnification obligations may be legally unenforceable.

(d) The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

(e) The Investor represents, warrants and agrees that, since the date that is the tenth (10th) trading day prior to the date of this Agreement, it has not engaged in any short selling of the Company’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company’s securities.

7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

8. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, WA 98021

Facsimile: (425) 527-4000

Attention: Chief Executive Officer

with a copy to:

Heller Ehrman LLP

701 Fifth Avenue, Suite 6100

Seattle, WA 98104-7098

Facsimile: (206) 447-0849

Attention: Sonya Erickson

if to the Investors, to:

Felix Baker

Managing Partner

Baker Brothers Investments

655 Madison Avenue, 19th Floor

New York, NY 10021

9. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. This section shall survive the consummation, termination or expiration of this Agreement and the transactions contemplated hereby

10. Amendment. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Shares. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Investors and each transferee of the Shares each future holder of all such securities, and the Company.

11. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns

12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

14. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

The Company and the Investors acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus Supplement.

16. Termination. If the Stockholder Approval is not received, and the Closing Date has not occurred, on or before the date six months from the date of this Agreement, this Agreement shall terminate without any further action on the part of the parties hereto.

[Signature pages follow]

The parties have executed this Stock Purchase Agreement as of the date written above.

COMPANY:

14159, L.P.		SEATTLE GENETICS, INC.
By:	14159 Capital, L.P., (general partner)	By:	/s/ Clay B. Siegall
By:	14159 Capital (GP), LLC, (general partner)	Name:	Clay B. Siegall
By:	Felix Baker, Ph.D., Managing Member	Title:	President & CEO

	/s/ Felix Baker	INVESTORS:

Baker Biotech Fund III, L.P.		BAKER BROTHERS INVESTMENTS, LLC

By:	Baker Biotech Capital III, L.P., (general partner)	By:	/s/ Felix Baker
By:	Baker Biotech Capital III (GP), LLC, (general partner)	Name:	Felix Baker, Ph.D.
By:	Felix Baker, Ph.D., Managing Member	Title:	Managing Member

/s/ Felix Baker

Baker Biotech Fund II (Z), L.P.		Baker Bros, Investments, L.P.
By:	Baker Biotech Capital II (Z), L.P., (general partner)	By:	Baker Bros. Capital, L.P., (general partner)
By:	Baker Biotech Capital II (Z) (GP), LLC, (general partner)	By:	Baker Bros. Capital (GP), LLC, (general partner)
By:	Felix Baker, Ph.D., Managing Member	By:	Felix Baker, Ph.D., Managing Member

	/s/ Felix Baker		/s/ Felix Baker

Baker Biotech Fund III (Z), L.P.		Baker Biotech Fund II, L.P.
By:	Baker Biotech Capital III (Z), L.P., (general partner)	By:	Baker Biotech Capital II, L.P., (general partner)
By:	Baker Biotech Capital III (Z) (GP), LLC, (general partner)	By:	Baker Biotech Capital II (GP), LLC, (general partner)
By:	Felix Baker, Ph.D., Managing Member	By:	Felix Baker, Ph.D., Managing Member

	/s/ Felix Baker		/s/ Felix Baker

Baker Bros. Investments II, L.P.		Baker Biotech Fund I, L.P.
By:	Baker Bros. Capital, L.P., (general partner)	By:	Baker Biotech Capital, L.P., (general partner)
By:	Baker Bros. Capital (GP), LLC, (general partner)	By:	Baker Biotech Capital (GP), LLC, (general partner)
By:	Felix Baker, Ph.D., Managing Member	By:	Felix Baker, Ph.D., Managing Member

	/s/ Felix Baker		/s/ Felix Baker

Baker Biotech Fund I, L.P.
		By:	Baker Biotech Capital, L.P., (general partner)
		By:	Baker Biotech Capital (GP), LLC, (general partner)
		By:	Felix Baker, Ph.D., Managing Member

/s/ Felix Baker

EXHIBIT A

Investor Name and Address	Pro Rata Percentage
Baker Brothers Investments, LLC and affiliated entities	13.39%